
                                                                                                                         Exhibit 20b
Metris Receivables, Inc.                             Metris Master Trust                                              Monthly Report
Securityholders' Statement                             Series 1999-3                                                        Oct-2005

Section 5.2                                                          Class A                  Class B                    Total
(i) Security Amount                                               300,000,000.00           29,670,330.00             329,670,330.00
(ii) Security Principal Distributed                               300,000,000.00                      --             300,000,000.00
(iii) Security Interest Distributed                                 1,178,666.67                      --               1,178,666.67
      Security Interest Distributed based on
       $1,000 per Security                                             3.9288889                      --                  3.9288889
(iv) Principal Collections                                         21,411,325.86            2,117,603.68              23,528,929.54
(v) Finance Charge Collections                                      7,043,105.76              696,570.91               7,739,676.66
    Recoveries                                                        248,523.66               24,579.26                 273,102.93
    Principal Funding Account Investment Earnings                           0.00                    0.00                       0.00
    Accumulation Period Reserve Account
      Investment Earnings                                                   0.00                    0.00                       0.00
     Total Finance Charge Collections                               7,291,629.42              721,150.17               8,012,779.59
           Total Collections                                       28,702,955.28            2,838,753.85              31,541,709.13
(vi) Aggregate Amount of Principal Receivables                                --                      --           5,449,941,497.51
     Invested Amount (End of Month)                               300,000,000.00           29,670,330.00             329,670,330.00
     Floating Allocation Percentage                                    5.5046462%              0.5444156%                 6.0490618%
     Fixed/Floating Allocation Percentage                              5.5046462%              0.5444156%                 6.0490618%
     Invested Amount (Beginning of Month)                         300,000,000.00           29,670,330.00             329,670,330.00
     Average Daily Invested Amount                                            --                      --             329,670,330.00
(vii) Receivable Delinquencies
       (As a % of Total Receivables)                                          --                      --                         --
      Current                                                                 --                   87.18%          4,988,614,992.63
      30 Days to 59 Days
      (1 to 29 Days Contractually Delinquent)                                 --                    4.51%            258,161,638.31
      60 Days to 89 Days
      (30 to 59 Days Contractually Delinquent)                                --                    2.40%            137,169,496.11
      90 Days and Over
      (60+ Days Contractually Delinquent)                                     --                    5.91%            338,472,674.21
                   Total Receivables                                          --                  100.00%          5,722,418,801.26
(viii) Aggregate Investor Default Amount                                      --                      --               4,012,645.37
       As a % of Average Daily Invested Amount                                --                      --                         --
       (Annualized based on 365 days/year)                                    --                      --                      14.33%
(ix) Charge-Offs                                                            0.00                    0.00                       0.00
(x) Servicing Fee                                                             --                      --                 559,987.96
(xi) Unreimbursed Redirected Principal Collections                            --                      --                       0.00
(xii) Excess Funding Account Balance                                          --                      --                       0.00
(xiii) New Accounts Added                                                     --                      --                    103,097
(xiv) Average Gross Portfolio Yield                                           --                      --                      28.62%
      Average Net Portfolio Yield                                             --                      --                      14.29%
(xv) Minimum Base Rate                                                        --                      --                       6.42%
     Excess Spread                                                            --                      --                       7.87%
(xvi) Principal Funding Account Balance                                       --                      --             300,000,000.00
(xvii) Accumulation Shortfall                                                 --                      --                       0.00
(xviii) Scheduled date for the commencement of the
        Accumulation Period                                                   --                      --             September 2005
        Accumulation Period Length                                            --                      --                    1 Month
(xix) Principal Funding Account Investment Proceeds Deposit                   --                      --                  46,258.14
      Required Reserve Account Amount                                         --                      --               1,500,000.00
      Available Reserve Account Amount                                        --                      --               1,500,000.00
      Covered Amount                                                          --                      --               1,178,666.67
(xx)  Aggregate Interest Rate Caps Notional Amount                            --                      --             300,000,000.00
      Deposit to the Caps Proceeds Account                                    --                      --                       0.00
(xxi) Policy Claim Amount                                                     --                      --                       0.00
(xxii) Net Excess Spread Trigger Event Occurrence                             --                      --                        Yes
       Invested Amount                                                        --                      --             329,670,330.00
       Current One Month Excess Spread (%)                                    --                      --                       7.87%
       Current Three Month Average Excess Spread (%)                          --                      --                       8.54%
       Required Spread Account Deposit (%)                                    --                      --                       1.50%
       Spread Account Maximum as of 11/17/05 ($)                              --                      --                  4,945,055
          Excess Spread, Beginning Balance, 10/1/05                           --                      --                  4,945,055
          Current Month Deposits                                              --                      --                          0
          Current Month Releases                                              --                      --                          0
       Excess Spread, Ending Balance, 10/31/05                                --                      --                  4,945,055